8600 TECHNOLOGY WAY
SUITE 118
RENO NV 89521

Dear Stockholder:

You are cordially invited to join us at the 2006 Annual Meeting of Stockholders of Tornado Gold International Corp. This year’s meeting will be held at the Blue Horizon Hotel, Vancouver, Canada, on Wednesday, January 24, 2007, starting at 9:00 a.m. I hope you will be able to attend. At the meeting, we will (i) elect directors, (ii) vote on the Agreement and Plan of Merger, which is attached hereto, pursuant to which we will reincorporate from the state of Nevada to the state of Delaware, (iii) ratify the appointment of Jonathon P. Reuben as our independent auditor, and (iv) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign, and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. If you date, sign, and return your proxy form without specifying your choices, your shares will be voted in accordance with the recommendation of your directors.

I am looking forward to seeing you at the meeting.

Sincerely,
Earl W. Abbott Chairman of the Board, Chief Executive Officer, President, and Secretary

TORNADO GOLD INTERNATIONAL CORP.
8600 Technology Way, Suite 118, Reno, Nevada, 89521
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

PLEASE TAKE NOTICE that the 2006 Annual Meeting of Stockholders of TORNADO GOLD INTERNATIONAL CORP. (“we,” “our,” or “us”) will be held at 9:00 a.m., Wednesday, January 24, 2007, at the Blue Horizon Hotel, Vancouver, Canada, for the following purposes:

1. To elect the Board of Directors (Proposal 1);

2. To approve the Agreement and Plan of Merger, which is attached hereto, pursuant to which we will reincorporate from the state of Nevada to the state of Delaware (Proposal 2);

3. To ratify the appointment of Jonathon P. Reuben to serve as our independent auditor for the fiscal year that began on January 1, 2006 (Proposal 3); and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only the holders of Common Stock of record at the close of business on December 6, 2006 (the “Record Date”), are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date, except for the election of Directors, for which cumulative voting rights apply.

By order of the Board of Directors,
EARL W. ABBOTT Chairman of the Board, Chief Executive Officer, President, and Secretary
December 21, 2006 Reno, Nevada

The presence in person and/or the representation by proxy of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary and sufficient to constitute a quorum. Accordingly, if you do not expect to be present at the meeting, you may vote your shares of stock by executing the accompanying proxy and returning it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
TORNADO GOLD INTERNATIONAL CORP.
8600 Technology Way, Suite 118, Reno, Nevada, 89521
TO BE HELD ON JANUARY 24, 2006

SOLICITATION AND REVOCATION OF PROXY

The accompanying proxy is being solicited by our Board of Directors for use at the forthcoming Annual Meeting of Stockholders. Each stockholder giving such a proxy has the power to revoke the same at any time before it is voted by so notifying our Secretary in writing. We will bear all expenses in connection with this solicitation. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about December 21, 2006.

We have one class of securities outstanding and entitled to vote at the Annual Meeting of Stockholders - our Common Stock. At the close of business on December 6, 2006, the record date for determining stockholders entitled to notice of, and to vote at, the meeting, we had issued and outstanding __________ shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the meeting, except for the election of directors, for which cumulative voting rights apply.

The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting of Stockholders. Directors are elected by a plurality of the affirmative votes cast. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to approve the Agreement and Plan of Merger, which is attached hereto, pursuant to which we will reincorporate from the state of Nevada to the state of Delaware. The affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy and entitled to vote thereon is required to ratify the appointment of Jonathon P. Reuben as our independent auditor. Under Nevada law, abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on any proposal (other than the election of directors) and will have the effect of a negative vote. Under applicable Nevada law, a non-vote will have no effect on the outcome of any of the matters referred to in this Proxy Statement. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

We will receive the stockholders’ proxies, and the inspectors of election will tabulate and certify the votes. All information included in proxies and ballots, including any identifying information on the individual stockholders, will be available to our management and directors.

PROPOSAL 1

ELECTION OF DIRECTORS

Properly executed proxies will be voted as marked, and, if not marked, will be voted in favor of the election of the persons named below as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee does not remain a candidate at the time of the meeting (a situation which management does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substitute nominees designated by the Board of Directors.

We have no formal policy with respect to the attendance of Directors at our annual meetings. All members of the Board attended last year’s annual meeting of stockholders.

On December 4, 2006, the Board of Directors nominated the following Board of Directors to stand for election or re-election, as applicable. All Board of Directors seats are subject to election at the 2006 Annual Meeting of Stockholders.

Name	Age*	Current Position
Earl W. Abbott	64	Chairman of the Board, President, Chief Executive Officer, Secretary, Director
George Drazenovic	35	Chief Financial Officer
Carl Pescio	54	Director

* As of December 6, 2006

Dr. Earl W. Abbott was appointed as our President, Chief Executive Officer, Chief Financial Officer, Secretary, and Director in March 2004. He resigned as our Chief Financial Officer in March 2006 when Mr. Drazenovic was appointed as Chief Financial Officer. Dr. Abbott is a senior geologist and Qualified Person with 33 years of experience in mineral exploration for large and small companies in the western United States, Alaska, Mexico, China, Africa, and Costa Rica. From 2003 to December 1, 2006, Dr. Abbott was the president of Big Bar Gold Corp., a company reporting on a Canadian exchange, and he continues to serve as a director; from 2005 to December 1, 2006, Dr. Abbott served as president of AAA Minerals, which later became AAA Energy, a company reporting on a U.S. exchange, and he continues to serve as a director; and from 1999 to present, Dr. Abbott has served as the president of King Midas Resources Ltd., a private Canadian company he founded, which has acquired U.S. and Mexican gold properties. From 1982 to the present, Dr. Abbott has been self-employed as a geological consultant, in which he manages metallic and industrial mineral projects and exploration programs. From 1988 to 1997, Dr. Abbott was the Vice President and Director the Trio Gold Corp., where he managed gold exploration activities in the U.S., Ghana, and Costa Rica. From 1983 to 1984, he served as a regional geologist for U.S. Minerals Exploration Company, where he conducted a successful gold exploration program in Nevada and Utah. From 1978 to 1982, he was a district geologist for Energy Reserves Group, Inc., where he opened and managed the Reno District exploration office and managed more than twenty projects, which included geologic mapping, geochemical surveys, and more than 70,000 feet of rotary drilling, along with conducting uranium exploration in Nevada, Wyoming, South Dakota, and Montana. From 1975 to 1978, Dr. Abbott was a senior geologist with Urangesellschaft USA, Inc., where he conceived, managed, and conducted uranium exploration programs in remote terrains in Alaska; and from 1971 to 1975, Dr. Abbott was a project geologist for Continental Oil Company, where he completed the oil and gas training program and supervised uranium exploration rotary drilling programs in Wyoming.

Dr. Abbott is a member of the American Institute of Professional Geologists and a past president of its Nevada section. He is also a Certified Professional Geologist and a member of the Geological Society of Nevada (and its past president). In addition, Dr. Abbott is a member of the Society of Mining Engineers of American Institute of Mining, Metallurgical and Petroleum; the Denver Region Exploration Geologists Society (and its past president); and the Nevada Petroleum Society (and its past president). Dr. Abbott earned his Ph.D. in Geology in 1972 and his Master of Arts in Geology in 1971 from Rice University, Houston, Texas. Dr. Abbott earned his Bachelor of Arts degree in Geology in 1965 from San Jose State College, San Jose, California. Except as otherwise stated, Dr. Abbott is not an officer or director of any other reporting company.

Mr. George Drazenovic was appointed as our Chief Financial Officer on March 28, 2006. From April 2005 until the present, Mr. Drazenovic has been the Chief Financial Officer of EPOD International, Inc., a U.S. reporting company; and from 2001 to 2005, he was a Corporate Finance Manager with BC Hydro. Mr. Drazenovic earned his Bachelor of Arts in Economics from the University of British Columbia in 1991, a Diploma in Financial Management from the British Columbia Institute of Technology in 1993, and a Masters of Business Administration in Finance from the University of Notre Dame in 2001. He also obtained licensing as a Certified General Accountant in 1997 and is a CFA Charter holder (Chartered Financial Analyst) since 2001. Mr. Drazenovic is a member of the Certified General Accountants of British Columbia and the Vancouver Society of Financial Analysts. Mr. Drazenovic is a citizen of, and resides in, Canada. Except as otherwise stated, Mr. Drazenovic is not an officer or director of any other reporting company.

Mr. Carl A. Pescio has been a director of ours since March 2004. Mr. Pescio is a geologist offering more than 30 years of experience in the mining resource sector. In 1974, Mr. Pescio graduated from the University of Nevada with a Bachelor of Science in Geology. After graduating, Mr. Pescio joined Kennecott Copper Corp. as a geologist. Since 1975, Mr. Pescio has worked for numerous other natural resource companies in various positions, including: Geologist, Chief Geologist, Geological Engineer, Mine Manager, and Vice President of Exploration. Mr. Pescio’s tenure with Alta Gold between 1987 and 1991 as Vice-President of Mining and Exploration led to his interest and focus on exploration for precious metal deposits in the Nevada gold trends. Since 1991, he has focused his efforts on acquiring properties with potential for deposits large enough to interest the major mining companies in the area. Currently (and for more than the past five years), Mr. Pescio is the President of Pescio Exploration, which owns approximately 55 properties, covering more than 20,000 hectares in Nevada. More than half of Pescio Exploration’s properties are under lease and being explored by others. Mr. Pescio is also Vice-President of Exploration of, and a Director for, Mill City International Corp. Except as otherwise stated, Mr. Pescio is not an officer or director of any other reporting company.

Stockholder Approval Required.

Directors shall be elected by a plurality of the affirmative votes cast at the 2006 Annual Meeting of Stockholders. The holders of common stock have cumulative voting rights for the election of directors; so each stockholder has a total number of votes equal to one vote per share multiplied by the number of directors to be elected. These votes may be cast among any number of nominees, including casting all votes for one nominee.

Directors’ Meetings, Committees and Fees.

In 2005, the Board of Directors held one (1) meeting. All incumbent directors attended at least 75% of the meetings of the Board of Directors. Because we do not have the resources to expand our management at this time, we do not have any standing committees of the Board of Directors. The entire Board of Directors functions as the audit, nominating, and compensations committees. The Board of Directors does not have a written charter with respect to nominating directors.

Our stockholders may communicate (including submission of director nominations) with our Board of Directors or a director by sending a letter addressed to the Board or a director, c/o  Secretary, Tornado Gold International Corp., 8600 Technology Way, Suite 118, Reno, Nevada 89521. All communications will be compiled by our secretary and forwarded to the Board of Directors or the director accordingly.

The Board of Directors regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Board through current directors, professional search firms, stockholders, or other persons. We may pay fees to third-parties relating to the search for candidates.

Once the Board has identified a prospective nominee, the Board will evaluate the prospective nominee in the context of the then-current composition of the Board of Directors and will consider a variety of other factors, including the prospective nominee’s business, technology, and industry; finance and financial reporting experience; and other attributes that would be expected to be contributed to the Board of Directors. The Board seeks to identify nominees who possess a diligent range of experience, skills, areas of expertise, industry knowledge, and business judgment. Successful nominees should have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values. Whether a nominee is recommended by a security holder or not, the manner in which the Board of Directors evaluates the nominee remains the same.

Currently, the Board of Directors does not have a formal policy with respect to the consideration of stockholder nominations for directors or other stockholder proposals. Historically, we have felt that such a policy is unnecessary given our relatively small size; however, our Board of Directors may again consider adopting such policies.

Executive Officers.

The following table sets forth certain information regarding our executive officers as of December 6, 2006:

Name	Position
Earl W. Abbott	Chairman of the Board, Chief Executive Officer, President, and Secretary
George Drazenovic	Chief Financial Officer

Earl W. Abbott, Chairman of the Board, Chief Executive Officer, President, and Secretary. Information regarding Mr. Abbott is set forth under “Election of Directors,” earlier in this Proxy Statement.

George Drazenovic, Chief Financial Officer. Information regarding Mr. Drazenovic is set forth under “Election of Directors,” earlier in this Proxy Statement.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding the shares of our outstanding Common Stock beneficially owned as of December 6, 2006, by (i) each of our directors, nominees to the Board, and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our Common Stock based upon 23,881,526 issued common shares.

Title of Class	Name and Address (1) of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Earl W. Abbott	3,600,000 shares	15.1%
Common Stock	George Drazenovic	0 shares	0.0%
Common Stock	Stanley B. Keith	1,800,000 shares	7.5%
Common Stock	Carl A. Pescio	1,800,000 shares	7.5%
Common Stock	All directors and named executive officers (4 persons) (2)	7,200,000 shares	30.1%

(1) The address of each person is 8600 Technology Way, Suite 118, Reno, NV 89521.
(2) Following the 2006 Annual Meeting of Stockholders, if the nominees are elected, all directors and officers as a group (3 persons) will beneficially own 5,400,000 shares, or 22.6%.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock that may be acquired upon exercise of stock options or warrants that are currently exercisable or that become exercisable within 60 days of the date of the table are deemed to be beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. As of December 6, 2006, our management was not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Compensation of Executive Officers.

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The following table sets forth the total compensation earned by or paid to our Chief Executive Officer and our other most highly compensated executive officers for the fiscal years ended December 31, 2005 and 2004.

		Annual Compensation			Long Term Compensation Awards			All Other
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Stock	Options	LTIP Payouts	Compensation
		($)	($)	($)		(#)	($)
Earl W. Abbott, CEO, President, Secretary, Treasurer	2005 2004	None None	None None	None None	None None	None None	None None	$89,950 (1) $36,268 (2)
Earl T. Shannon, former president and secretary	2004	None	None	None	None	None	None	None
Steven W. Hudson, former secretary	2004	None	None	None	None	None	None	None
Scott W. Bodenweber, former CFO	2004	None	None	None	None	None	None	None

(1) Dr. Abbott received a total of $89,950 for consulting services during the year ended December 31, 2005, of which $61,775 related to mining exploration and the remaining $21,875 related to general administrative services. In addition, during 2005, Dr. Abbott was reimbursed $25,609 for travel and other company-related expenses.

(2) Dr. Abbott received a total of $36,268 for consulting services during the year ended December 31, 2004, of which $17,482 relates to geological services and $18,786 relates to administrative services. In addition, during 2004, Dr. Abbott was reimbursed $9,470 for travel and related expenses.

Mr. Drazenovic was appointed Chief Financial Officer in March 2006 and will be paid a consulting fee of $2,500 per month. The terms of his consulting agreement are still being finalized.

Mr. Pescio and Mr. Keith are also compensated for their mining exploration services, administrative services, and travel expenses, as those services are rendered. Those services are rendered to us on a contractor basis.

Stock Options.

No stock options were granted in 2005.

Employment Agreements.

There are no employment agreements between us and any named executive officer.

Compensation of Directors.

Our directors do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors’ meetings.

Certain Relationships and Related Transactions.

As discussed herein, we entered into agreements with a company owned by Mr. Carl A. Pescio, one of our directors, to acquire mining claims. Preliminary forms of these agreements were entered into on May 31, 2004, and were finalized on April 5, 2005.

During the year ended December 31, 2004, we incurred consulting fees for services rendered by Dr. Earl W. Abbott, our President, totaling $36,268, of which $17,482 related to mining exploration and the remaining $18,786 related to general administrative activities.

Also during the year-ended December 31, 2004, we incurred consulting fees for services rendered by a company wholly owned by Mr. Keith totaling $5,007, of which $3,361 related to mining exploration and the remaining $1,646 related to general administrative activities.

On April 15, 2005, our officers and directors agreed to redeem 27,172,800 of their shares for $7,906, or approximately $.0003 per share. This includes 13,586,400 shares from Dr. Abbott and 6,793,200 shares each from Messrs. Pescio and Keith. Dr. Abbott’s shares were redeemed for $3,954, and Messrs. Pescio and Keith each received $1,976 for their shares. These amounts are the equivalent to the pre-split prices they paid for their shares when they joined us in March 2004.

During the year ended December 31, 2005, we had the following transactions with related parties:

o Pursuant to the 2004 agreements to acquire mining claims with a company owned by Mr. Pescio, we paid Mr. Pescio $140,000 related to these agreements. In addition, we incurred $5,744 to Mr. Pescio in consulting services related to mining exploration;

o We entered into an agreement with Dr. Abbott and Mr. Keith to explore the feasibility and possible lease and acquisition of certain mining claims owned jointly by Dr. Abbott and Mr. Keith;

o We incurred consulting fees for services rendered by Dr. Abbott totaling $89,950, of which $61,775 related to mining exploration and the remaining $28,175 related to general administrative activities. Also, we reimbursed Dr. Abbott $25,609 for travel and other company-related expenses; and

o We incurred consulting fees for services rendered by Mr. Keith totaling $3,349, of which $1,389 related to mining exploration and the remaining $1,960 related to general administrative activities. Also, we reimbursed Mr. Keith $579 for travel and other company related expenses.

During the nine-months ended September 30, 2006, we had the following transactions with related parties:

o We made advance lease payments of $550,000 to Mr. Pescio on our mining claims;

o We paid Mr. Pescio $1,020,000 relating to certain agreements to acquire mining claims entered into between a company owned by Mr. Pescio and us;

o We paid Dr. Abbott and Mr. Keith $8,294 and $12,971, respectively, in relation to certain agreements to acquire mining properties entered into between such persons and us;

o We incurred consulting fees for services rendered by Dr. Abbott totaling $162,817, of which $107,714 related to mining exploration and $55,103 related to general administrative activities, and we reimbursed Dr. Abbott $9,209 for travel and other related expenses; and

o We paid Mr. Drazenovic $35,000 for services rendered in his capacity as chief financial officer.

With regard to any future related-party transaction, we plan to disclose any and all related-party transactions fully when required, including, but not limited to, in prospectuses and in any and all filings with the Securities and Exchange Commission. Furthermore, we intend to obtain, when required, disinterested directors’ and stockholders’ consent.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Act of 1934 requires our directors, executive officers, and any persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require executive officers, directors, and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2005, and during the interim period ending December 6, 2006, all but one of our executive officers, directors, and greater than 10% stockholders complied with all applicable filing requirements. That one person was delinquent regarding a series of attempted sales of our common stock early in our current fiscal year.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2

APPROVAL OF AGREEMENT AND PLAN OF MERGER

Our Board of Directors has approved, by written consent, an Agreement and Plan of Merger pursuant to which we will reincorporate from the state of Nevada to the state of Delaware. As part of this reincorporation, we will merge with and into our wholly-owned subsidiary, Tornado Gold International Corp., a Delaware corporation (“Tornado Gold Delaware”), which will result in:

•
your right to receive one share of common stock, par value $0.001 per share, of Tornado Gold Delaware, for every one share of our common stock, par value $0.001 per share, owned by you as of the effective date of the reincorporation;

•	the persons presently serving as our executive officers and directors continuing to serve in such respective capacity with Tornado Gold Delaware;
•
the adoption of a Certificate of Incorporation under the laws of the state of Delaware in the form attached hereto as Exhibit A, pursuant to which our authorized common stock will remain unchanged at 100,000,000 shares, $0.001 par value per share; and

•	the adoption of new by-laws under the laws of the state of Delaware in the form attached hereto as Exhibit B.

Our common stock is currently quoted on the OTC Bulletin Board. We believe that the common stock of Tornado Gold Delaware will also be quoted on the OTC Bulletin Board. We also believe that our reincorporation from the state of Nevada to the state of Delaware will facilitate our ability to list our common stock on the TSX Venture Exchange (the “TSX Venture”); however, we can provide no assurance that shares of common stock of Tornado Gold Delaware will be listed or will commence trading on the TSX Venture or any other stock exchange.

REINCORPORATION IN DELAWARE

Questions and Answers

Q:	Why are we reincorporating in Delaware?
A:
We believe the reincorporation in Delaware will facilitate our ability to be publicly traded on the TSX Venture. However, we can provide no assurance that the shares will be traded on the TSX Venture or any other stock exchange. Regardless of whether the shares are ever traded on the TSX Venture, shares of Tornado Gold Delaware will be eligible to be quoted on the OTC Bulletin Board beginning on or about the effective date of the reincorporation, and we have every reason to believe the shares of Tornado Gold Delaware will be quoted on the OTC Bulletin Board.

In addition, because of Delaware’s prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law. By reincorporating in Delaware, we hope to experience greater certainty with respect to our legal affairs and governance by our officers and directors.

Q:	What are the principal features of the reincorporation?
A:
The reincorporation will be accomplished by merging with and into our wholly-owned subsidiary, Tornado Gold Delaware. Our Articles of Incorporation will become the Certificate of Incorporation of Tornado Gold Delaware. One (1) new share of Tornado Gold Delaware common stock will be issued in exchange for each outstanding share of our common stock held by our stockholders on the effective date of the reincorporation. Shares of Tornado Gold Delaware will be eligible to be quoted on the OTC Bulletin Board beginning on or about the effective date of the reincorporation.

Q:	What are the differences between Nevada and Delaware law?
A:
There are some differences between the laws of the State of Nevada and State of Delaware that may impact your rights as a stockholder. For information regarding the differences between the corporate laws of the State of Nevada and those of the State of Delaware, please see “Changes in Stockholder Rights” included elsewhere in this proposal.

Q:	How will the reincorporation affect your ownership?
A:
Your proportionate ownership interest will not be affected by the reincorporation. In addition, your ability to vote the shares you own and receive dividends will not be affected. However, as more fully discussed below, Tornado Gold Delaware’s Certificate of Incorporation will not provide for cumulative voting.

Q:	Can you require us to purchase your stock?
A:	Yes. Under Nevada law, you are entitled to appraisal and purchase of your stock as a result of the reincorporation. See the section entitled “Dissenter’s Right of Appraisal.”

Q:	Will you have to pay taxes on the shares of Tornado Gold Delaware?
A:
We believe the reincorporation is not a taxable event and that you will be entitled to the same tax basis in the shares of Tornado Gold Delaware that you had in your shares of our common stock. However, every stockholder’s tax situation is different and you should consult with your personal tax advisor regarding the tax effect of the reincorporation.

Q:	How will the reincorporation affect our officers, directors, and employees?
A:	Our officers, directors, and employees will become the officers, directors, and employees of Tornado Gold Delaware upon effectiveness of the reincorporation.

Q:	What do you do with your stock certificates?
A:
Delivery of your certificates issued prior to the effective date of the reincorporation will constitute “good delivery” of shares in transactions subsequent to the reincorporation. Certificates representing shares of Tornado Gold Delaware will be issued with respect to transfers occurring after the reincorporation. New certificates will also be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes. IT WILL NOT BE NECESSARY FOR OUR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR CERTIFICATES OF TORNADO GOLD DELAWARE. OUTSTANDING STOCK CERTIFICATES OF THE COMPANY SHOULD NOT BE DESTROYED OR SENT TO US OR OUR TRANSFER AGENT.

Q:	What if you have lost your certificate?
A:
If you have lost your certificate, you can contact our transfer agent to have a new certificate issued. You may be required to post a bond or other security to reimburse us for any damages or costs if the certificate is later delivered for sale of transfer. Our transfer agent may be reached at:

Transfer Online, Inc.
c/o Mark Knight
317 SW Alder Street, 2nd Floor
Portland, OR 97204
503-227-2950.

Background of the Reincorporation

On December 4, 2006, our Board of Directors approved the Agreement and Plan of Merger, which, among other things, provides for our reincorporation from the state of Nevada to the state of Delaware. The Agreement and Plan of Merger is attached hereto as Exhibit C and should be read in its entirety. The discussion of the Agreement and Plan of Merger is qualified in its entirety by reference to Exhibit C.

Purpose of the Reincorporation

We believe the reincorporation from the state of Nevada to the state of Delaware will facilitate our ability to list our common stock on the TSX Venture; however, we can provide no assurance that the shares of common stock of Tornado Gold Delaware will be listed or will commence trading on the TSX Venture or any other stock exchange. In addition, because of Delaware’s prominence as a state of incorporation for many corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law. By reincorporating in Delaware, we hope to experience greater certainty with respect to our legal affairs and governance by our officers and directors.

Principal Features of the Reincorporation

The reincorporation will be accomplished by forming a wholly-owned subsidiary, Tornado Gold Delaware, which we will merge with and into, pursuant to the Agreement and Plan of Merger. Following the reincorporation merger, Tornado Gold Delaware will be the surviving entity and each outstanding share of our common stock will automatically convert into one (1) share of common stock of Tornado Gold Delaware. In addition, outstanding stock options and warrants to purchase shares of our common stock will be converted automatically into stock options and warrants to purchase the same number of shares of Tornado Gold Delaware common stock with the same exercise price and terms.

It will not be necessary for stockholders to exchange their existing stock certificates for stock certificates of Tornado Gold Delaware. Outstanding stock certificates should not be destroyed or sent to us or our transfer agent. New certificates will be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

Timing of the Reincorporation

The reincorporation will become effective when the proper forms are filed with the states of Nevada and Delaware. We anticipate filing those forms promptly after the date of the 2006 Annual Meeting of Stockholders.

Consequences of the Reincorporation

The reincorporation will result in a change of our domicile from Nevada to Delaware. The reincorporation will not, by itself, result in any changes to our business, financial condition, or our results of operations. The persons presently serving as our executive officers and directors will continue to serve in such respective capacity with Tornado Gold Delaware. Our daily business operations will continue at our principal executive offices at 3841 Amador Way, Reno, Nevada, 89502.

Changes Caused by the Reincorporation

Change in Charter

Except with regards to cumulative voting, which is discussed below, Tornado Gold Delaware’s Certificate of Incorporation is substantially similar to our Articles of Incorporation, as amended. Both sets of governing documents provide for the issuance of up to 100,000,000 shares of common stock with a par value of $0.001 and no shares of preferred stock. In addition, our Articles of Incorporation, as amended, and Tornado Gold Delaware’s Certificate of Incorporation provide that officers and directors shall not be liable to the respective company for a breach of fiduciary duty unless the act or omission involved intentional misconduct, fraud, or a knowing violation of the law or the payment of dividends in violation of state law.

Cumulative voting for directors entitles stockholders to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected. Stockholders may cast all such votes either for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not otherwise be able to elect any directors.

Our Articles of Incorporation provide for cumulative voting. Tornado Gold Delaware’s Certificate of Incorporation does not provide for cumulative voting. Thus, after the reincorporation is effective, stockholders will not be able to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected.

Tornado Gold Delaware’s Certificate of Incorporation is attached hereto as Exhibit A. The discussion of Tornado Gold Delaware’s Certificate of Incorporation is qualified in its entirety by reference to Exhibit A.

Change in Bylaws

Upon effectiveness of the reincorporation, we will governed by the By-Laws of Tornado Gold Delaware. While the By-Laws of Tornado Gold Delaware are substantially similar to our existing Bylaws, there are differences that may affect your rights as a stockholder. Tornado Gold Delaware’s By-Laws are attached hereto as Exhibit B. The following discussion briefly summarizes the material differences between our Bylaws and the By-Laws of Tornado Gold Delaware. The discussion of Tornado Gold Delaware’s By-laws is qualified in its entirety by reference to Exhibit B.

Number of Directors. Under our Bylaws, our Board of Directors is to consist of not less than one (1) and not more than five (5) members.

Under the By-Laws of Tornado Gold Delaware, the number of directors shall be no less than one (1) but no more than fifteen (15).

Vacancies. Pursuant to our Bylaws, except for a vacancy created by the removal of a Director, a majority of the remaining Directors are to fill any vacancy. A vacancy in the Board of Directors created by the removal of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares.

The By-Laws of Tornado Gold Delaware provide that all vacancies may be filled by a majority of the remaining Directors.

Annual Meetings. Our Bylaws require that the annual meeting of stockholders take place at 10:00 A.M. on May 1.

The By-Laws of Tornado Gold Delaware require that the annual meeting of stockholders be held within five (5) months of the end of the previous fiscal year.

Amendments to the Bylaws. Our Bylaws provide that the affirmative vote of a majority of stockholders entitled to vote in the election of directors may adopt, alter, amend, or repeal the Bylaws. Our Board of Directors may adopt, alter, amend, or repeal the Bylaws, except for bylaws relating to quorum for meetings of stockholders or the Board of Directors, or to change any provisions of the Bylaws with respect to the removal of a director or filling of vacancies in the Board resulting from removal by the stockholders.

The By-Laws of Tornado Gold Delaware may be altered, amended, or repealed at a special or annual meeting by the holders of a majority of the shares entitled to vote thereat, or by its Board of Directors.

Removal of Directors. Our entire Board of Directors or any individual Director may be removed at any special meeting of stockholders called for such purpose by vote of the holders of two-thirds (2/3) of the shares entitled to elect directors. No Director may be removed (unless the entire Board is removed) when the votes cast against removal or not consenting in writing to such removal would be sufficient to elect such Director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote, were voted) and the entire number of Directors authorized at the time of the Directors most recent election were then being elected.

Pursuant to the By-Laws of Tornado Gold Delaware, a Director may be removed for cause or without cause by the vote of the holders of a majority of the shares entitled to elect directors.

Special Meetings. Our Bylaws provide that a special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or stockholders holding at least 50% of the shares entitled to vote at such meeting.

The By-Laws of Tornado Gold Delaware provide that a special meeting of the stockholders may be called by its President, the Board of Directors, or stockholders holding at least one-third (1/3) of the shares entitled to vote at such meeting.

Committees. Our Bylaws provide the Board of Directors may appoint committees composed of two or more members of the Board of Directors and that any such committee shall have the powers delegated to it by the Board of Directors, except for the powers made delegable by Nevada law.

The By-Laws of Tornado Gold Delaware provide that its Board of Directors may appoint committees composed of one or more members of its Board of Directors and that any such committee shall have the powers delegated to it by the Board of Directors, except for the power to: (i) fill a vacancy of the Board of Directors; (ii) submit to the stockholders any action that needs stockholder approval under the By-Laws or Delaware law; (iii) fix the compensation of the directors serving on any committee thereof; or (iv) amend or repeal any resolution of the Board of Directors that by its terms may not be so amendable or repealable. In addition, the Board of Directors of Tornado Gold Delaware may create an executive committee, which shall have and may exercise, when the Board of Directors is not in session, all the powers of the Board of Directors in the management of the business and affairs of Tornado Gold Delaware.

Change in Governing Law

We are incorporated under the laws of the State of Nevada, and Tornado Gold Delaware is incorporated under the laws of the State of Delaware. Our corporate affairs are currently governed by Nevada corporate law and our Articles of Incorporation and Bylaws, which were created pursuant to Nevada law. On the effective date of the reincorporation, issues of corporate governance and control will be controlled by Delaware law and Tornado Gold Delaware’s Certificate of Incorporation and By-Laws, which were created pursuant to Delaware law.

The following discussion summarizes briefly some of the changes resulting from certain material differences between Nevada corporate law and Delaware corporate law. The following discussion does not purport to be a complete statement of such laws. Stockholders should refer to Tornado Gold Delaware’s Certificate of Incorporation, which is attached hereto as Exhibit A, Tornado Gold Delaware’s By-Laws, which are attached hereto as Exhibit B, and the Delaware General Corporation Law (“DGCL”) and the Nevada General Corporation Law (“NGCL”) to understand how these laws apply to Tornado Gold Delaware and us, respectively.

Fiduciary Duties. Both the DGCL and the NGCL provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Nevada and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve and the stockholders of those corporations.

With respect to fiduciary duties, NGCL may provide broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties. The DGCL does not contain any statutory provision permitting directors to consider the interests of any constituencies other than the corporation or its stockholders when discharging their duties. The NGCL, on the other hand, provides that in discharging their duties, directors may exercise their respective powers with a view to the interests of the corporation, employees, suppliers, customers, or creditors of the corporation and the interests of the state of Nevada, the community, and society.

Classified Board of Directors. The DGCL permits any Delaware corporation to classify its board of directors into as many as three classes as equally as possible with staggered terms of office. The NGCL also permits corporations to classify boards of directors provided that at least one-fourth of the total number of directors is elected annually. Neither we nor Tornado Gold Delaware has a classified board.

Cumulative Voting. Both the NGCL and DGCL permit cumulative voting in the election of directors. Our Articles of Incorporation provide for cumulative voting in the election of directors. The Certificate of Incorporation of Tornado Gold Delaware does not provide for cumulative voting. Thus, after the reincorporation is effective, stockholders will not be able to cast a number of votes that is equal to the number of voting shares held multiplied by the number of directors to be elected.

Removal of Directors. With respect to removal of directors, under the NGCL, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. The NGCL provides that the articles of incorporation may require the concurrence of more than two-thirds of the voting power entitled to vote in order to remove a director. Under the DGCL law, directors of a corporation without a classified board may be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors.

Dividend Rights and Repurchase of Shares. The NGCL provides that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Under the DGCL, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividends are declared and/or for its preceding fiscal year. Dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Generally, pursuant to the DGCL, a corporation may repurchase shares only if net assets are not and will not become less than the corporation’s capital.

Indemnification of Directors and Officers. In general, the NGCL and DGCL permit a corporation to indemnify officers, directors, employees, and agents for actions taken in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe were unlawful. Both Tornado Gold Delaware and we provide for such indemnifications under their respective charters and bylaws.

Limitation on Personal Liability of Directors. A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith, or that involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit. Tornado Gold Delaware’s Certificate of Incorporation will limit the liability of directors to Tornado Gold Delaware to the fullest extent permitted by law.

While the NGCL has a similar provision permitting the adoption of provisions in the articles of incorporation limiting personal liability, the Nevada provision differs in two respects. First, the Nevada provision applies to both directors and officers. Second, while the Delaware provision exempts from its limitation on liability a breach of the duty of loyalty, the Nevada counterpart does not contain this exception. Thus, the Nevada provision expressly permits a corporation to limit the liability of officers, as well as directors, and permits limitation of liability arising from a breach of the duty of loyalty.

Amendment to Article/Certificate of Incorporation. In general, both the NGCL and DGCL require the approval of the holders of a majority of all outstanding shares entitled to vote to approve proposed amendments to a corporation’s articles/certificate of incorporation. Both statutes also provide that in addition to the vote described above, the vote of a majority of the outstanding shares of a class may be required to amend the articles/certificate of incorporation where a class will be adversely affected by such amendment. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions, and rights of a class of stock provided that the corporation’s organizational documents grant such power to its board of directors.

Our Articles of Incorporation and Tornado Gold Delaware’s Certificate of Incorporation do not confer the power to amend the articles/certificate to their respective boards. Thus, a stockholder vote is necessary to amend the articles/certificate.

Amendment to Bylaws. Under the DGCL, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon. A corporation may, in its certificate of incorporation, confer this power upon the directors, although the power vested in the stockholders is not divested or limited where the board of directors also has such power.

The NGCL provides that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Unless otherwise prohibited by any Bylaw adopted by the stockholders, the directors may adopt, amend, or repeal any Bylaw, including any Bylaw adopted by the stockholders. The Articles of Incorporation may grant the authority to adopt Bylaws exclusively to the directors.

Actions by Written Consent of Stockholders. The NGCL and DGCL each provide that, unless the articles of incorporation/certificate of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. Our Articles of Incorporation and the Certificate of Incorporation of Tornado Gold Delaware allow for action by written consent pursuant to the statutory guidelines set forth above.

Special Meetings of Stockholders. Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by any person or persons as may be authorized by the corporation’s articles/certificate of incorporation, as applicable, or bylaws.

The NGCL does not specifically address the manner in which stockholders may call a special meeting. Our Bylaws provide that a special meeting of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, or stockholders holding at least 50% of the shares entitled to vote at such meeting. The By-Laws of Tornado Gold Delaware provide that a special meeting of the stockholders may be called by its President, the Board of Directors, or stockholders holding at least one-third (1/3) of the shares entitled to vote at such meeting.

Restrictions on Business Combinations. Both the DGCL and NGCL contain provisions restricting the ability of a corporation to engage in “business combinations” with an interested stockholder. As a Delaware corporation, Tornado Gold Delaware is subject to Section 203 (“Section 203”) of the DGCL. Under Section 203, certain business combinations between a Delaware corporation whose stock is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such a stockholder became an interested stockholder, unless (i) the corporation has elected in a manner permitted by Section 203 not to be governed by Section 203, (ii) the transaction in which the stockholder became an interested stockholder or the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder, (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a right to determine confidentially whether shares held by the plan will be tendered in a tender offer), or (iv) the business combination was approved by the board of directors of the corporation and ratified by 66 2/3% (and not by written consent) of the voting stock which the interested stockholder did not own. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an “interested stockholder,” transactions with an “interested stockholder” involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an “interested stockholder’s” percentage ownership of stock. The term “interested stockholder” is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation’s voting stock.

The NGCL contains certain “anti-takeover” provisions that apply to a Nevada corporation, unless the corporation elects not to be governed by such provisions in its articles of incorporation or bylaws. The NGCL prohibits a corporation from engaging in any “business combinations” with “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder. The term “interested stockholder” is defined generally as a stockholder that owns, directly or indirectly, 10% or more of the corporation’s voting stock. A business combination includes any merger, consolidation, or sale of substantially all of a corporation’s assets. The three-year waiting period does not apply, however, if the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 10% of such stock before the stockholder obtained such ownership.

Neither Tornado Gold Delaware nor we have opted out of the applicable statutes with appropriate provisions in the respective Articles/Certificate of Incorporation.

Material Federal Income Tax Consequences of the Reincorporation

The following is a discussion of certain federal income tax consequences to holders of our common stock who receive shares of Tornado Gold Delaware common stock in exchange for their shares of our common stock as a result of the reincorporation. The discussion is based on the Internal Revenue Code of 1986, as amended (“Code”), and laws, regulations, rulings, and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No state, local or foreign tax consequences are addressed herein.

This discussion is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a stockholder. In view of the varying nature of such tax consequences, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the reincorporation, including the applicability of federal, state, local, or foreign tax laws.

The reincorporation is intended to be tax-free to us and our stockholders under the Code. Accordingly, it is expected that no gain or loss will be recognized by you solely as a result of the reincorporation, and no gain or loss will be recognized by us or Tornado Gold Delaware. Each former holder of shares of our common stock will have the same tax basis in Tornado Gold Delaware’s common stock received by such holder pursuant to the reincorporation as such holder has in the shares of our common stock held by such holder at the effective time of the reincorporation. Each stockholder’s holding period with respect to Tornado Gold Delaware’s common stock will include the period during which such holder held the shares of our common stock, so long as the shares were held by such holder as a capital asset at the effective time of the reincorporation. We have not obtained, and do not intend to obtain, a ruling from the Internal Revenue Service with respect to the tax consequences of the reincorporation.

Because of the complexity of the capital gains and loss provisions of the Code and the uniqueness of each individual’s capital gain or loss situation, stockholders contemplating exercising statutory dissenter’s rights should consult their own tax advisors regarding the federal income tax consequences of exercising such rights. Additionally, state, local, or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

Dissenter’s Rights of Appraisal

Holders of our common stock that follow the appropriate procedures will be entitled to dissent from the consummation of the reincorporation and receive payment of the fair value of their shares under Sections 92A.300 through 92A.500 of the Nevada General Corporation Law. The following discussion summarizes the material applicable provisions of the Nevada dissenter’s rights statute. You are urged to read the full text of the Nevada dissenter’s rights statute, which is reprinted in its entirety and attached hereto as Exhibit D to this Proxy Statement. A person having a beneficial interest in shares of our common stock that are held of record in the name of another person, such as a bank, broker, or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenter’s rights such person may have. This discussion and Exhibit D should be reviewed carefully by you if you wish to exercise statutory dissenter’s rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Nevada dissenter’s rights statute may result in a termination or waiver of dissenter’s rights under the Nevada dissenter’s rights statute.

Under the Nevada dissenter’s rights statute, you have the right to dissent from the reincorporation and demand payment of the fair value of your shares of our common stock. If you elect to dissent, you must file with us a written notice of dissent stating that you intend to demand payment for your shares of our common stock if the reincorporation is consummated (merely voting against proposal is not sufficient to satisfy notice requirements). Such written notice of dissent must be filed with us before the date of the stockholders’ 2006 annual meeting and must be sent to Tornado Gold, c/o Randy Katz, Bryan Cave LLP, 1900 Main Street, Suite 700, Irvine, California, 92614. If you fail to comply with this notice requirement, you will not be entitled to dissenter’s rights. You must not vote your shares in favor of the proposed claim. Your failure to vote against this proposal will not constitute a waiver of your appraisal rights. The “fair value” of the shares as used in the Nevada dissenter’s rights statute is the value of the shares immediately before the effectuation of the proposed reincorporation, excluding any appreciation or depreciation in anticipation of the reincorporation unless exclusion would be inequitable.

If you satisfy the notice requirement discussed in the preceding paragraph, we will send you a written dissenter’s notice within ten (10) days after the effective time of the reincorporation. Such written dissenter’s notice will specify where you must send your payment demand and where and when you must deposit your stock certificates, if any, among other information.

If you still wish to exercise your dissenter’s rights after you have received the written dissenter’s notice, you must make a written demand on us for payment of the fair value of your shares and deposit your stock certificates in accordance with the written dissenter’s notice within thirty (30) days following the date such written dissenter’s notice is delivered.

Within thirty (30) days after the receipt of a properly executed payment demand, we will pay each dissenter who complied with the required procedures the amount we estimate to be the fair value of the dissenter’s shares, plus accrued interest. Any such payment will be accompanied by (i) our balance sheet as of the end of the fiscal year-ended not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in stockholders equity for that year, and the latest available interim financial information, if any, (ii) a statement as to how we determined the fair value of the shares and how the interest was calculated, (iii) a statement of the dissenter’s right to demand payment of fair value under Nevada law, and (iv) a copy of the relevant provisions of Nevada law. A dissenting stockholder may, within thirty (30) days following receipt of payment for the shares, send us a notice containing such stockholder’s own estimate of fair value and accrued interest, and demand payment for that amount less the amount received pursuant to our payment of fair value to such dissenting stockholder.

If there is still disagreement about the fair market value within sixty (60) days after we received a dissenting stockholder’s demand, we will petition a court to determine fair value and accrued interest. If we fail to commence an action within sixty (60) days following the receipt of the dissenting stockholder’s demand, we shall pay to the dissenting stockholder the amount demanded in such dissenting stockholder’s notice containing the estimated fair value and accrued interest.

We will pay the costs and expenses of the court proceeding, unless the court finds that the demand of any dissenting stockholder for payment was arbitrary, vexatious, or otherwise not in good faith. If such a finding is made, the court may assess costs, including reasonable fees of counsel and experts, against such stockholder. In addition, reasonable fees and expenses of counsel and experts may be assessed against us if the court finds that we did not substantially comply with the requirements of the Nevada dissenter’s rights statute or that we acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Nevada law.

If holders of more than five percent of our outstanding common stock exercise their appraisal rights, we have the right to terminate the Agreement and Plan of Merger and remain a Nevada corporation.

IF YOU WISH TO SEEK DISSENTER’S RIGHTS, YOU ARE URGED TO REVIEW THE APPLICABLE NEVADA STATUTES ATTACHED TO THIS PROXY STATEMENT AS EXHIBIT D.

IF YOU FAIL TO COMPLY STRICTLY WITH THE PROCEDURES DESCRIBED ABOVE, YOU WILL LOSE YOUR APPRAISAL RIGHTS. CONSEQUENTLY, IF YOU WISH TO EXERCISE YOUR APPRAISAL RIGHTS, WE STRONGLY URGE YOU TO CONSULT A LEGAL ADVISOR BEFORE ATTEMPTING TO EXERCISE YOUR APPRAISAL RIGHTS.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director has a substantial interest, direct or indirect, in the proposed reincorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE AGREEMENT AND PLAN OF MERGER.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Effective May 27, 2004, our predecessor dismissed Stonefield Josephson, Inc., which audited our predecessor’s financial statements for the fiscal years-ended December 31, 2003 and 2002, and replaced the auditor with Jonathon P. Reuben, CPA, to act as our independent accountant. The reports of Stonefield Josephson, Inc. for those fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles except as described herein. The report of Stonefield Josephson, Inc. for those fiscal years was qualified with respect to uncertainty as to our predecessor’s ability to continue as a going concern. During our predecessor’s 2004 fiscal year through May 27, 2004, the date of dismissal, there were no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stonefield Josephson, Inc., would have caused it to make reference to such disagreements in its reports.

Our predecessor’s unaudited financial statements for the quarter-ended March 31, 2004, were reviewed by Mr. Reuben. Stonefield Josephson, Inc. was not involved with the review of the unaudited financial statements for the quarter ended March 31, 2004. Our predecessor had authorized Stonefield Josephson, Inc. to discuss any matter relating to it and its operations with Mr. Reuben.

The change in our auditor was recommended and approved by our board of directors since we do not have an audit committee.

During the two most recent fiscal years and subsequent interim period, there has been no disagreements with Mr. Reuben on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mr. Reuben, would have caused him to make reference to such disagreements in his reports. Furthermore, during the stated period, we did not consult with Mr. Reuben regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

Stonefield Josephson has reviewed the disclosures contained in this Schedule 14A. We have advised Stonefield Josephson that it has the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying our disclosures herein, or stating any reason why Stonefield Josephson does not agree with any of our statements made in this Proxy Statement. Stonefield Josephson has advised us that nothing has come to its attention that would cause it to believe that any such letter was necessary. Mr. Reuben has also reviewed the disclosures contained herein.

At the 2006 Annual Meeting of Stockholders, the stockholders will vote on the ratification of the Board of Director’s appointment of Jonathon P. Reuben, certified public accountant, as independent auditor to audit our financial statements for the fiscal year that began January 1, 2006. Neither Mr. Reuben nor a representative of his will be present at the 2006 Annual Meeting of Stockholders; therefore, Mr. Reuben will not have an opportunity to make a statement and will not be available to answer questions.

AUDIT FEES. The aggregate fees billed in each of the fiscal years ended December 31, 2005 and 2004 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years, were $12,400 and $16,500 respectively.

AUDIT-RELATED FEES. There were no fees billed for services reasonably related to the performance of the audit or review of the financial statements outside of those fees disclosed above under “Audit Fees” for fiscal years 2005 and 2004.

TAX FEES. For the fiscal years ended December 31, 2005 and December 31, 2004, our principal accountants did not render any services for tax compliance, tax advice, and tax planning work.

ALL OTHER FEES. None.

PRE-APPROVAL POLICIES AND PROCEDURES. Prior to engaging our accountants to perform a particular service, our board of directors obtains an estimate for the service to be performed. All of the services described above were approved by the board of directors in accordance with its procedures.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
FOR THE RATIFICATION OF THE APPOINTMENT OF THE AUDITOR.

OTHER MATTERS

So far as the Board of Directors is aware, only the aforementioned matters will be acted upon at the 2006 Annual Meeting of Stockholders. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

STOCKHOLDER PROPOSALS FOR 2007

Unless the Board of Directors determines otherwise, next year’s annual meeting will be held on May 31, 2007. Any stockholder proposal intended for inclusion in the proxy materials for the 2007 annual meeting must be received by our Secretary no later than January 31, 2007. Stockholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of Stockholders. We will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8.

ANNUAL REPORT

Our amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005 (“Annual Report”) and our Quarterly Report for the period ended September 30, 2006 (“Quarterly Report”) are included with the proxy soliciting material and are being mailed to our stockholders together with this Proxy Statement. Additional copies of the Annual Report and/or the Quarterly Report may be obtained by contacting us.

HOUSEHOLDING

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Earl W. Abbott, by phone at 775-827-2324 or by mail to Tornado Gold International Corp., 3841 Amador Way, Reno, Nevada, 89502.

Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact Earl W. Abbott, by phone at 775-827-2324 or by mail to Tornado Gold International Corp., 3841 Amador Way, Reno, Nevada, 89502, to request multiple copies of the Proxy Statement in the future.

Stockholders residing at the same address and currently receiving multiple copies of the annual report or Proxy Statement may contact Earl W. Abbott, by phone at 775-827-2324 or by mail to Tornado Gold International Corp., 3841 Amador Way, Reno, Nevada, 89502, to request that only a single copy of the annual report and/or Proxy Statement be mailed in the future.

For the Board of Directors,
EARL W. ABBOTT Chairman of the Board, Chief Executive Officer, President, and Secretary
December 21, 2006 Reno, Nevada